As filed with the Securities and Exchange Commission on October 2, 2000

                                                 Registration No. 333-
                                                                       ---------



                       SECURITIES AND EXCHANGE COMMISSION

                                 -------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 -------------

                                  VIZACOM INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     22-3270045
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


        GLENPOINTE CENTRE EAST, 300 FRANK W. BURR BOULEVARD, 7TH FLOOR,
                           TEANECK, NEW JERSEY 07666
                                 (201) 928-1001
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                MARK E. LEININGER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  VIZACOM INC.
                             GLENPOINTE CENTRE EAST
                           300 FRANK W. BURR BOULEVARD
                                    7TH FLOOR
                            TEANECK, NEW JERSEY 07666
                                 (201) 928-1001
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:
                              NEIL M. KAUFMAN, ESQ.
                             KAUFMAN & MOOMJIAN, LLC
                   50 CHARLES LINDBERGH BOULEVARD - SUITE 206
                          MITCHEL FIELD, NEW YORK 11553
                                 (516) 222-5100



APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                 -------------

                         CALCULATION OF REGISTRATION FEE

                                                        Proposed          Proposed
                                                        maximum           maximum            Amount of
Title of each  class of            Amount to        offering price        aggregate        registration
securities to be registered      be registered          per unit       offering price           fee

Common stock . . . . . . .         311,518              $    1.44(1)     $ 448,586(1)         $    119
                                                         --------         --------             -------
TOTAL. . . . . . . . . . .                                                                    $    119
                                                                                               -------


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, based upon the average of the high and low sale prices of the common stock on September 27, 2000.

                                 -------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.










================================================================================

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED OCTOBER 2, 2000

                             PRELIMINARY PROSPECTUS



                                  VIZACOM INC.

                         311,518 shares of common stock


This prospectus uses the "shelf" registration process. It covers 311,518 shares of our common stock owned by certain of our stockholders. These stockholders are referred to as the "selling securityholders" in this prospectus. The shares may be offered and sold from time to time by selling securityholders and any pledgees and donees of the shares. Information regarding the identities of the selling securityholders, the manner in which they acquired their shares and the manner in which the shares are being offered and sold is provided in the "Selling securityholders" and "Plan of distribution" sections of this prospectus.

We will not receive any of the proceeds from the sale of the shares. We have agreed to bear all of the expenses in connection with the registration and sale of the shares, except for commissions, which expenses we estimate to be $35,000.00.

Our common stock is currently traded on the Nasdaq SmallCap Market under the symbol "VIZY" and listed on the Boston Stock Exchange under the symbol "VZM." On September 27, 2000, the closing price of our common stock as reported by Nasdaq was $1.50 per share.

                                 -------------

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK.
YOU SHOULD CAREFULLY READ AND CONSIDER THE "RISK FACTORS" COMMENCING ON PAGE 6 FOR INFORMATION THAT SHOULD BE CONSIDERED IN DETERMINING WHETHER TO PURCHASE ANY OF THE SECURITIES.

                                 -------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 -------------


                The date of this prospectus is            , 2000
                                               -----------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH DIFFERENT INFORMATION.

     THE SECURITIES ARE NOT BEING OFFERED IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

     YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF SUCH DOCUMENTS.


                      WHERE YOU CAN FIND MORE INFORMATION

     Government filings. We are subject to the information reporting requirements of the Securities Exchange Act of 1934. As such, we file annual, quarterly and special reports, proxy statements and other documents with the SEC. These reports, proxy statements and other documents may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60601-2511. You may also obtain copies of such material by mail from the public reference facilities of the SEC's Washington, D.C. offices, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on their public reference facilities. In addition, the SEC maintains a world wide web site that contains reports, proxy and information statements and other information regarding companies, including us, that file electronically with the SEC. The address of the SEC's web site is "http://www.sec.gov."

     Stock market. Our common stock is listed on The Nasdaq SmallCap Market and the Boston Stock Exchange. Material filed by us can also be inspected and copied at the offices of Nasdaq, at 1735 K Street, N.W., Washington, D.C. 20006, and the Boston Stock Exchange, at 100 Franklin Street, Boston, Massachusetts 02110.

     Vizacom. Our SEC filings are also available to you at our web site at "http://www.vizacom.com." The other information contained on this website or any other website is not part of this prospectus. The Internet addresses contained in this paragraph and elsewhere in this prospectus are inactive textual references only. Further, we will provide you without charge, upon your request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents.

Requests for such copies should be directed to:

                                  Vizacom Inc.
                    Attention: Investor Relations Department
                             Glenpointe Centre East
                           300 Frank W. Burr Boulevard
                                    7th Floor
                            Teaneck, New Jersey 07666
                        Telephone number: (201) 928-1001

     Information incorporated by reference. The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that:

     -     incorporated documents are considered part of this prospectus,
     - we can disclose important information to you by referring you to those documents, and
     - information that we file after the date of this prospectus with the SEC will automatically update and supersede information contained in this prospectus and the registration statement.

     We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering has been completed:

     1. our Annual Report on Form 10-KSB, for the fiscal year ended December 31, 1999;

     2. Amendment No. 1 on Form 8-K/A to our Current Report on Form 8-K (Date of Report: February 15, 2000), filed with the SEC on April 17, 2000;

     3. our Current Report on Form 8-K (Date of Report: February 28, 2000), filed with the SEC on March 3, 2000;

     4. Amendment No. 1 on Form 8-K/A to our Current Report on Form 8-K (Date of Report: March 9, 2000), filed with the SEC on April 17, 2000;

     5. Amendment No. 1 on Form 8-K/A to our Current Report on Form 8-K (Date of Report: March 27, 2000), filed with the SEC on April 17, 2000;

     6.   our Quarterly Report on Form 10-QSB, for the quarter ended March 31,
          2000;

     7. our Current Report on Form 8-K (Date of Report: June 12, 2000), filed with the SEC on June 21, 2000;

     8.   our Quarterly Report on Form 10-QSB, for the quarter ended June 30,
          2000;

     9. our Current Report in Form 8-K (Date of Report: August 17, 2000), filed with the SEC on September 1, 2000; and

      10.  the   description  of  the  common  stock  contained  in  our
          Registration  Statement on Form 8-A, declared effective on December
          6, 1995, including any amendment(s) or report(s) filed for the purpose of updating such description.


                                  OUR BUSINESS

     Vizacom is a provider of interactive professional internet solutions that build the strategy, design, processes and customer support systems for companies seeking to benefit from the use of internet-based technologies. We currently operate nine offices in the United States, United Kingdom, and Germany. Our solutions consist of business strategy consulting, creative graphic design and branding, e-commerce and interactive assistance, web and network infrastructure design and integration, and data center services. We also provide web-based customer relationship support solutions through our web-enabled call center operations, and we believe that these solutions differentiate us from competing internet architect solutions providers. Additionally, we continue to operate our historical software business, in which we develop and sell visual communication computer software products and market third-party computer software products.

     Our professional internet solutions are intended to assist our clients in improving their business systems and efficiencies, enhancing their customer relationships, promoting revenue-generating opportunities, and marketing and branding their businesses, products and services. We gained our competencies in business consulting, creative design and branding, and web and network infrastructure design and integration through our recent acquisitions of Renaissance Multimedia, Junction 15 and PWR Systems. These three companies are collectively referred to as Vizy Interactive. We also recently developed web-based customer relationship support solutions, which are provided through our multinational call center operation, known as Dialog24. Dialog24 was developed from our established telemarketing operations utilizing state of the art licensed technology which provides real-time chat, audio and video over internet protocol.

     Our professional internet solutions consist of the following services:

     - business consulting, in which we conceptualize, develop and guide the strategy and implementation of a client's electronic business model and objectives;
     -     web site creative  graphic design and branding,  in which we produce the graphic design and interactivity of a web site and promote a client's online brand and market presence;
     - e-commerce and interactive assistance, in which we assist with the various elements and scope of projects;
     -     web and network design and  integration,  in which we design
           and  develop  the  technology   components  of  the  client's network
           connectivity and its internet, intranet or extranet, integrate a company's internet, intranet or extranet to legacy systems, and provide authorized value-added reseller services of network,
           internet, intranet  and   extranet   technology   products and other
           digital communication equipment; and
     -     web-based  customer   relationship  support  solutions,   to
           facilitate real-time human interaction between an electronic business and its customers to provide and enhance online customer satisfaction and promote e-commerce revenues, by allowing customers interested in purchasing products or navigating one of our clients' web sites to communicate with one of our call center agents in a choice of five languages in real time through text-based chat, voice and video over internet protocol.

     Clients of our Vizy Interactive business primarily consist of small and mid-sized companies, divisions and local offices of large, multi-national corporations, and early stage internet ventures. Current Vizy Interactive clients include Petrossian Paris, SoBe Beverage, MTV Networks, The Harbour Club, Phillips Van-Heusen, Sony Music, and several additional domestic and internationally recognized companies.

     We believe that our professional internet solutions business possesses several competitive advantages. We believe that as the professional internet solutions industry and market matures, electronic businesses will increasingly demand the broad spectrum of customer support solutions that we currently offer. We also believe that our industry-specific knowledge and local implementation abilities allow us to effectively service the business objectives of companies concerned with presenting an online brand that is consistent with the values of their locale. Additionally, we believe that our international operations and presence will continue to facilitate relationships with interactive companies that we may target for acquisition or strategic alliance.

     We intend to continue to grow the geographic reach of our professional internet solutions business through a disciplined acquisition strategy that focuses on acquiring interactive companies with reputable and established clientele, aggressive and innovative boutique cultures, and talented, experienced management. Our acquisition strategy is to purchase companies or their operations for a purchase price that will allow us to achieve positive earnings before income taxes, depreciation and amortization, or EBITDA, with respect to such entities, within a reasonable period of time.

     We continue to develop and market visual communications consumer software products that operate on Windows-based operating systems for personal and networked computers. Our current flagship software products include SERIF PAGEPLUS 6, HARVARD GRAPHICS PRO PRESENTATIONS, SERIF DRAWPLUS 4 and SERIF PHOTOPLUS 6. We expect to commence marketing of new upgrades of SERIF PAGEPLUS and HARVARD GRAPHICS in Fall 2000. In connection with our software business, we also operate VISUALCITIES.COM, a destination web site providing information and products of interest to our software product users and other visual communications computer users. We expect to defer continued development of VisualCities.com at least until internet bandwidth increases sufficiently to facilitate electronic delivery of our complex software programs. Additionally, we market a number of hardware and software products manufactured by third parties. As a result of declining demand and margins for digital cameras in the first quarter of 2000, we discontinued the sale of third-party digital cameras in the second quarter of 2000, except for promotional activities and the liquidation of existing inventories.

     Through our Serif subsidiaries, which we acquired in August 1996, we have over ten years of experience in software development and multinational telemarketing. We believe the SERIF brand and product line is highly regarded and well-known throughout the United Kingdom. Through our Software Publishing Corporation subsidiaries, which we acquired in December 1996, we own the HARVARD GRAPHICS brand and product line. We believe the HARVARD GRAPHICS brand is internationally recognized as a pioneer in computer software applications, particularly presentation graphics software. We believe our reputation as a developer of pioneering software products and intellectual property gives us competitive advantages that may allow us to penetrate other software markets, including markets for software that promote e-commerce and support e-businesses.


                                  RISK FACTORS

     THE SECURITIES OFFERED IN THIS PROSPECTUS ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY THOSE PERSONS ABLE TO LOSE THEIR ENTIRE INVESTMENT SHOULD PURCHASE ANY OF THE SECURITIES. PRIOR TO MAKING AN INVESTMENT DECISION, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO HEREIN, THE FOLLOWING RISK FACTORS.

WE HAVE INCURRED LOSSES TO DATE AND THERE IS NO ASSURANCE THAT WE WILL BECOME PROFITABLE.

     We have been unprofitable since our inception in July 1992 and may continue to incur operating losses for the foreseeable future. For the six months ended June 30, 2000, we had a loss of approximately $4,139,000. For the year ended December 31, 1999, we had a net loss attributable to common stockholders of approximately $5,683,000. For the year ended December 31, 1998, we had a loss of approximately $2,407,000. Our operating losses may increase as we:
     -     develop our interactive e-commerce services business,
     -     develop,  produce and distribute additional products and services,
     -     de-emphasize other products and services,
     - implement our growth strategy, which is expected to include investments required to accelerate the growth of acquired companies,
     -     develop our Internet commerce  network,  and
     -     operate in a multi-currency marketplace.

     No assurance can be given that we will ever become profitable nor, if we obtain profitability, that we would thereafter maintain profitability.

WE HAD A WORKING CAPITAL DEFICIT AT JUNE 30, 2000 AND BELIEVE WE WILL NEED TO RAISE ADDITIONAL CAPITAL.

     We had a working capital deficiency of approximately $2,986,000 at June 30, 2000. We believe that over the next twelve months, we will need to raise at least $4,500,000 to meet currently anticipated liquidity and capital expenditure requirements and to implement our business plan objectives. We intend to seek additional financing through one or more debt, equity, or convertible securities offerings. There can be no assurance that we will be successful in completing any such financing(s), or that the terms of any such financing(s) will be beneficial to us or our stockholders.

WE HAVE LIMITED EXPERIENCE AS AN E-COMMERCE MARKETER AND SERVICE PROVIDER.

     Our historical operations have been as a developer and marketer of software products, primarily visual communication applications. We have only recently focused our resources on competing in the e-commerce services market. This has been primarily accomplished by the offering of our telemarketing, direct marketing, call center and fulfilment services to third party e-commerce and other businesses and our acquisitions of Renaissance Multimedia, Junction 15 and PWR Systems. Accordingly, there is little historical information on which you can base an evaluation of our new businesses and prospects.

     As an e-commerce services company, we face risks and uncertainties that are different than the risks and uncertainties we faced and continue to face with our software operations. To address these new risks and uncertainties, we must, among other things, do the following:

     - continue to raise working capital to be able to compete effectively in the e-commerce services market with well-funded competition,
     -     attract, integrate, retain and motivate qualified personnel,
     -     maintain  and enhance our brands,
     - successfully execute our business acquisition and marketing strategy,
     - continue to develop and upgrade our technology and information processing systems,
     -     provide superior customer service, and
     -     respond to competitive developments.

     We may be unable to accomplish one or more of these things, which could cause our business to suffer. In addition, accomplishing one or more of these things may be very expensive, which could adversely affect our ability to achieve profitability and thereafter operate profitably.

     WE ANTICIPATE SIGNIFICANT EXPANSION WHICH, IF NOT MANAGED CORRECTLY, COULD HARM OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     Our business strategy calls for us to aggressively pursue acquisitions of e-commerce solutions companies. To address potential growth in our business operations and market opportunities and in executing our business strategies, we may experience a period of significant expansion in:
     -     the number of our employees,
     -     our facilities,
     -     our infrastructure, and

     -     the number of countries in which we maintain operations.

     We expect this anticipated expansion will place a significant strain on our management, operational and financial resources.

WE MAY BE UNABLE TO IMPLEMENT OUR ACQUISITION GROWTH STRATEGY, WHICH COULD HARM OUR BUSINESS AND COMPETITIVE POSITION.

     Our business strategy includes making strategic acquisitions of other companies or businesses, including e-commerce solutions providers, web site designers, systems integrators and other firms. Our continued growth will depend on our ability to identify and acquire, on acceptable terms, companies that complement or enhance our businesses. The competition for acquisition candidates is intense and we expect this competition to increase. There is no assurance that we will identify and successfully compete for appropriate acquisition candidates or complete acquisitions at reasonable purchase prices, in a timely manner or at all. Further, we may not be able to realize the anticipated results of future acquisitions. In implementing our acquisition growth strategy, we may encounter:
     -     costs associated with incomplete acquisitions,
     - expenses, delays and difficulties of integrating acquired companies into our existing organization,
     - the impact of amortizing goodwill and other intangible assets of acquired companies on our statement of income,
     - dilution of the interest of existing stockholders if we issue our stock in making acquisitions or if we sell our stock to raise cash for acquisitions,
     -     diversion of management's attention,
     - increases in our expenses in order to advertise and promote acquired companies and their and our products and services,
     -     unusual impacts on our financial condition due to the timing
           of   acquisitions, and
     - expenses of any undisclosed or potential legal liabilities of an acquired company.

     Any of these matters could have a material adverse effect on our business, results of operations and financial condition.

ACQUISITIONS   COULD  RESULT  IN  OPERATING   DIFFICULTIES   AND  OTHER  HARMFUL
CONSEQUENCES TO US.

     If appropriate opportunities present themselves, we intend to acquire businesses, technologies, services or products. The process of integrating the operations of any acquisition, including our recent acquisitions of Renaissance Multimedia, Junction 15 and PWR Systems, may create unforeseen operating difficulties and expenditures and is itself risky.

     To the extent we use cash consideration for acquisitions in the future, we may need to obtain additional financing which may not be available on favorable terms or at all. To the extent our management must devote significant time and attention to the integration of technology, operations, businesses and personnel as a result of these acquisitions, our ability to service current customers and attract new customers may suffer. In addition, our senior management faces the difficult and potentially time consuming challenge of implementing uniform standards, controls, procedures and policies throughout our operating units, including future acquisitions. We could also experience financial or other setbacks if any of the acquired businesses experience unanticipated problems. Further, we may experience disputes with the sellers of acquired businesses and may fail to retain key acquired personnel. In addition, we may experience a decline in employee morale and retention issues resulting from changes in compensation, reporting relationships, future prospects, or the direction of the business.

     Moreover, the anticipated benefits of any or all of these acquisitions may not be realized. Future acquisitions could result in the incurrence of debt, contingent liabilities and amortization expenses related to goodwill and other intangible assets, each of which could have a material adverse effect on our operating results and financial position.

FAILURE TO OBTAIN IRS CLOSING AGREEMENT COULD RESULT IN LARGE TAX PAYMENT.

     In September 1997, we applied for a closing agreement with the IRS pursuant to which we would become jointly and severally liable for Software Publishing Corporation's tax obligations upon occurrence of a "triggering event" requiring recapture of dual consolidated losses previously utilized by SPC. Such closing agreement would avoid SPC's being required to recognize a tax of approximately $8.0 million on approximately $24.5 million of SPC's pre- acquisition dual consolidated losses. We have received notification from the IRS that the IRS determined not to act on our application until SPC submitted additional filings pertaining to pre- acquisition filings made by SPC. We have submitted these filings in an application for relief. We believe that, if the IRS accepts the application for relief, and the re-application for a closing agreement is made, the IRS should agree to a closing agreement. However, no assurance can be given that the IRS will do so, and any failure to do so could result in the recognition of this tax liability. Should such a closing agreement be obtained, under certain circumstances, a future acquirer of SPC or us also may be required to agree to a similar closing agreement in order to avoid the same tax liability. This could have a material adverse effect on our future ability to sell SPC. The report of our auditors covering our December 31, 1999 consolidated financial statements contains a paragraph emphasizing these dual consolidated losses.

WE MUST CONTINUE TO DEVELOP OUR VISUALCITIES.COM WEB SITE IN ORDER TO MAKE IT COMPETITIVE.

     Only a limited number of expected functions are currently operational on our VISUALCITIES.COM web site. In order to attract and maintain visitors to the web site, we must complete our development, including, adding additional functions.

OUR SOFTWARE REVENUES MAY CONTINUE TO DECLINE.

     We have experienced a decline in software revenues, primarily from our North American software operations, including in our 1999 fiscal year. We believe that we must continue to enhance our software products, develop additional products, license successful products, create strategic alliances, implement successful marketing programs and reduce operating costs of our software business, in order to remain competitive in the software industry. No assurance can be given that we will be able to do so in a commercially successful manner.

WE MAY BE DELISTED FROM THE NASDAQ STOCK MARKET.

     We have received a number of requests for information and documentation from The Nasdaq Stock Market's Listing Investigations unit. While we have responded to these requests, we may receive further requests to which we may be unable to respond, particularly with respect to information about certain third parties with whom we transacted business. In addition, Nasdaq has advised us that, upon review of our responses, its staff may take any action that may be appropriate under Nasdaq's Marketplace Rules, including the removal of our common stock from listing on The Nasdaq Stock Market in accordance with Rule 4300 and Rule 4330(a)(3). In such an event, we expect that our common stock will continue to trade on the Boston Stock Exchange and would be eligible to trade on the OTC Electronic Bulletin Board. A delisting of our common stock from Nasdaq could have an adverse effect on the market price of our common stock and the ability and capacity of persons to acquire or sell shares of our common stock.

                           FORWARD-LOOKING STATEMENTS

     Statements contained in this prospectus include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward- looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance and achievements, whether expressed or implied by such forward-looking statements, not to occur or be realized. Such forward-looking statements generally are based upon our best estimates of future results, performance or achievement, based upon current conditions and the most recent results of operations. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "anticipate," "continue" or similar terms, variations of those terms or the negative of those terms. Potential risks and uncertainties include, among other things, such factors as:

     - the market acceptance and amount of sales of our products and services,
     - the success of our expansion into internet and other interactive e-commerce solutions offerings, such as web site design, web-enabled customer service and systems integration,
     - our success in integrating the operations of acquired companies, including Renaissance Multimedia, Junction 15 and PWR Systems, into a coordinated and complementary operation,
     - our ability to retain an active user base, attract new users and maintain customer satisfaction for our software products,
     - the extent that our direct marketing operations achieve satisfactory response rates,
     - the competitive environment within the industries in which we operate, our ability to raise additional capital,
     - the extent to which we are successful in developing, acquiring or licensing products which are accepted by the market,
     -     our ability to attract and retain qualified personnel,
     -     business and consumer trends,
     -     the cost-effectiveness of our product development activities, and
     - the other factors and information disclosed and discussed in other sections of this prospectus.

     Investors should carefully consider such risks, uncertainties and other information, disclosures and discussions which contain cautionary statements identifying important factors that could cause actual results to differ materially from those provided in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                 USE OF PROCEEDS

     The proceeds from the sale of the shares by the selling securityholders will belong to the individual selling securityholders. We will not receive any of the proceeds from the sale of the shares.


                           PRICE RANGE OF COMMON STOCK

     Our common stock has traded on the Nasdaq SmallCap Market under the symbol "VIZY" since August 2, 1999. Our common stock traded on the Nasdaq SmallCap Market under the symbol "SPCOD" from May 28, 1998 through June 24, 1998, under the symbol "SPCOC" from October 23, 1998 through January 14, 1999, and otherwise from January 28, 1997 through August 1, 1999 under the symbol "SPCO." Our common stock also has traded on the Boston Stock Exchange under the symbol "VZM" since August 2, 1999 and under the symbol "SPO" from January 20, 1997 through August 1, 1999. The following table sets forth the range of high and low bid prices for our common stock for the periods indicated as derived from reports furnished by The Nasdaq Stock Market, adjusted to reflect our one-for-three reverse stock split effective on May 27, 1998. Such adjustment has been made by multiplying the closing prices by three and does not necessarily reflect the prices for our common stock had such reverse stock split occurred prior to the periods indicated. The information reflects inter-dealer prices, without retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.

                                            High                 Low
                                          --------             -------
Fiscal 1998
-----------
First quarter . . . . . . . . . . . .      2-13/16              1-1/2
Second quarter. . . . . . . . . . . .      3                    1-3/8
Third quarter . . . . . . . . . . . .      1-5/8                  5/8
Fourth quarter. . . . . . . . . . . .      1-1/8                  9/16

Fiscal 1999
-----------
First quarter . . . . . . . . . . . .      1-31/32               15/16
Second quarter. . . . . . . . . . . .      4-7/16              1-21/32
Third quarter . . . . . . . . . . . .      4-1/4               2-1/4
Fourth quarter. . . . . . . . . . . .      4                   2-1/8

Fiscal 2000
-----------
First quarter . . . . . . . . . . . .      9-3/4               3
Second quarter. . . . . . . . . . . .      6-1/4               2-1/8
Third quarter (through
  September 27, 2000) . . . . . . . .      2-15/16             1-1/32

     As of September 27, 2000, the closing price of our common stock as reported on Nasdaq was $1.50. As of the close of business on September 27, 2000, we had 737 stockholders of record. We estimate, based upon surveys conducted by our transfer agent in connection with our 2000 Annual Meeting of Stockholders, that we have approximately 5,000 beneficial holders of our common stock.

     The market for our common stock is highly volatile. The trading price of our common stock could widely fluctuate in response to, among other things:
     -     quarterly variations in our operating and financial results,
     - announcements of technological innovations or new products by us or our competitors,
     - changes in prices of our products or our competitors' products and services,
     -     changes in the  product mix of our sales,
     - changes in our revenue and revenue growth rates as a whole or for individual geographicareas, business units, products or product categories,
     - responses to our strategies concerning e-commerce and the Internet,
     -     unscheduled system interruptions,
     - our ability to timely develop, introduce and market new products, as well as enhanced versions of our current products,
     -     additions or departures of key personnel,
     - announcements of technological innovations or new services by us or our competitors,
     - changes in financial estimates, opinions or ratings by securities analysts,
     - conditions or trends in the Internet and online commerce industries,
     - changes in the market valuations of other Internet or e-commerce service companies,
     -     developments in Internet regulations,
     - announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments,
     - sales of our common stock or other securities in the open market, and
     -     other  events or factors that may be beyond our control.

     The stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for the securities of many software and Internet companies which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of our common stock.

                                 DIVIDEND POLICY

     We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain any future earnings for reinvestment in our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other relevant factors.


                            SELLING SECURITYHOLDERS

     An aggregate of 311,518 shares may be offered for sale and sold pursuant to this prospectus by the selling securityholders. The shares are to be offered by and for the respective accounts of the selling securityholders and any pledgees or donees of the selling securityholders. We have agreed to register all of the shares under the Securities Act and to pay all of the expenses in connection with such registration and sale of the shares, other than underwriting discounts and selling commissions and the fees and expenses of counsel and other advisors to the selling securityholders. We will not receive any proceeds from the sale of the shares by the selling securityholders.

     Information with respect to the selling securityholders and the shares is set forth in the following table. None of the selling securityholders has had any material relationship with us within the past three years, except as noted in the following table.

                                                                                  Amount and nature of
                                                                                  beneficial ownership
                                                Shares          Number of           of common stock
                                             owned prior     shares offered          after sale of
                                               to sale           hereby              the securities
                                           --------------   ----------------    ----------------------
Selling securityholder
----------------------                                                            Number      Percent
                                                                                  ------      -------

Aurel Leven (1). . . . . . . . . . . . .       21,798           21,798             -0-          -0-
Helaba (Schweiz) Landesbank
  Hesaen-Thuringen AG (1). . . . . . . .       65,000           65,000             -0-          -0-
Pershing Keen Nominees Limited (2) . . .      224,720          224,720             -0-          -0-
--------------

(1) Purchased the offered shares at $4.45 per share in a private placement which commenced in March 2000.
(2) Acquired the 224,720 shares offered for sale as an assignee of an entity which acquired the shares at $4.45 per shares in a private placement which commenced in March 2000.

                              PLAN OF DISTRIBUTION

     The shares covered by this prospectus may be sold by the selling securityholders or by pledgees and donees of the selling securityholders for their respective own accounts. We will receive none of the proceeds from this offering. The selling securityholders will pay or assume brokerage commissions or other charges and expenses incurred in the sale of the shares.

     The distribution of the shares by the selling securityholders is not subject to any underwriting agreement. The selling securityholders may sell their shares covered by this prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers, or through broker-dealers acting as principals, who may then resell the shares, or at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling securityholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from the selling securityholders and/or purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers that participate with the selling securityholders in the distribution of the shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of the shares positioned by them might be deemed to be underwriting discounts and commissions within the meaning of the Securities Act, in connection with such sales.

     Any shares covered by the prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.


                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     Our authorized capital stock currently consists of 60,000,000 shares of common stock, $.001 par value per share, 1,939,480 shares of serial preferred stock, par value $.001 per share, of which 1,500 shares have been designated Class A preferred stock, 1,000 shares have been designated as Class C preferred stock and 100,000 shares have been designated junior participating preferred stock, and 60,520 shares of Class B voting preferred stock, Series A, par value $.001 per share.

     The following description of our capital stock is subject to and qualified by our certificate of incorporation and by-laws which are included as exhibits to our registration statement of which this prospectus forms a part and by applicable provisions of Delaware Law.

COMMON STOCK

     As of September 27, 2000, there were 12,375,257 shares of our common stock outstanding held of record by approximately 5,000 beneficial stockholders. Our common stock is currently listed on The Nasdaq SmallCap Market under the trading symbol "VIZY" and also traded on the Boston Stock Exchange under the symbol "VZM." Holders of our common stock are entitled to one vote for each share owned on all matters submitted to a vote of stockholders. Holders of our common stock also are entitled to receive cash dividends, if any, declared by our board of directors out of funds legally available therefor, subject to the rights of any holders of preferred stock. Holders of our common stock do not have subscription, redemption, conversion or preemptive rights. Each share of our common stock is entitled to participate pro rata in any distribution upon liquidation, subject to the rights of holders of preferred stock.

     Holders of our common stock are entitled to elect all of our directors. Our board of directors consists of three classes, each of which serves for a term of three years. At each annual meeting of the stockholders the directors in only one class will be elected. The holders of our common stock do not have cumulative voting rights, which means that the holders of more than half of the shares voting for the election of a class of directors can elect all of the directors of such class and in such event the holders of the remaining shares will not be able to elect any of such directors.

CLASS A 14% CUMULATIVE NON-CONVERTIBLE REDEEMABLE PREFERRED STOCK, SERIES A

     Holders of our Class A preferred stock are entitled to (a) cumulative dividends of $140 per share per annum, payable semi-annually on June 30 and December 31 of each calendar year, commencing on June 30, 1999, (b) a liquidation preference of $1,000 per share and (c) the right to elect one director in the event we fail to tender in full three consecutive semi-annual dividend payments. In addition, we have the right to redeem the Class A preferred stock, in part or whole, at any time, upon payment of $1,300 per share of Class A preferred stock plus any accrued and unpaid dividends on the Class A preferred stock so redeemed. We currently have no shares of Class A preferred stock outstanding.

CLASS B VOTING PREFERRED STOCK

     Holders of Class B preferred stock are entitled to ten votes on each matter subject to stockholder approval. Holders of our Class B preferred stock also are entitled to vote together with holders of our common stock on all matters, other than, pursuant to the Delaware General Corporation Law, with respect to proposals to increase the number, par value or powers, preferences or special rights of authorized shares of our common stock. Shares of Class B preferred stock have no right to dividends and have a liquidation preference of $.001 per share. We currently have no shares of Class B voting preferred stock issued and outstanding.

CLASS C 11% CUMULATIVE NON-CONVERTIBLE REDEEMABLE PREFERRED STOCK, SERIES A

     Holders of shares of Class C preferred stock are entitled to (a) cumulative dividends of $110 per share per annum, payable semi-annually on June 30 and December 31 of each calendar year, commencing on June 30, 1999, (b) a liquidation preference of $1,000 per share and (c) the right to elect one director in the event we fail to tender in full three consecutive semi-annual dividend payments. In addition, we have the right to redeem the Class C preferred Stock, in part or whole, at any time, upon payment of $1,000 per share of Class C preferred Stock plus any accrued and unpaid dividends on the Class C preferred stock so redeemed. We currently have no shares of Class C preferred stock outstanding.

JUNIOR PARTICIPATING PREFERRED STOCK

     The junior preferred stock has preferential voting, dividend and liquidation rights over our common stock. On March 31, 1998, we declared a dividend distribution, payable on April 30, 1998, of one preferred share purchase right on each share of our common stock. Each right, when exercisable, entitles its registered holder to purchase from us one one-thousandth of a share of junior preferred stock at a price of $1.00 per one one-thousandth of a share (subject to adjustment). The one one-thousandth of a share is intended to be the functional equivalent of one share of our common stock. The rights will not be exercisable or transferable apart from our common stock until an acquiring person, as defined in our rights agreement with American Stock Transfer & Trust Company, acquires 20% or more of the voting power of our common stock or announces a tender offer that would result in 20% ownership. We are entitled to redeem these rights, at $.001 per right, any time before a 20% position has been acquired. Under certain circumstances, including the acquisition of 20% of our common stock, each right not owned by a potential acquiring person will entitle its holder to purchase, at the right's then-current exercise price, shares of our common stock having a market value of twice the right's exercise price. Holders of a right will be entitled to buy stock of an acquiring person at a similar discount if, after the acquisition of 20% or more of our voting power, we are involved in a merger or other business combination transaction with another person in which its common shares are changed or converted, or we sell 50% or more of our assets or earning power to another person. The rights expire on April 20, 2008. We currently have no shares of junior preferred stock outstanding.

SERIAL PREFERRED STOCK

     Our board of directors is authorized by our certificate of incorporation to issue up to 1,939,480 shares of one or more series of serial preferred stock, including the 1,500 authorized shares of Class A preferred stock, 1,000 authorized shares of Class C preferred stock and 100,000 authorized shares of junior preferred stock. Except for the Class A preferred stock, Class C preferred stock and junior preferred stock, no shares of serial preferred stock have been authorized for future issuance by our board. In addition, we have no present plans to issue any such shares, except with respect to the issuance of 100,000 shares of junior preferred stock upon the occurrence, if ever, of events requiring their issuance. In the event that our board of directors does issue additional shares of serial preferred stock, it may exercise its discretion in establishing the terms of such serial preferred stock. In the exercise of such discretion, our board of directors may determine the voting rights, if any, of the series of serial preferred stock being issued, which could include the right to vote separately or as a single class with our common stock and/or other series of serial preferred stock; to have more or less voting power per share than that possessed by our common stock or other series of serial preferred stock; and to vote on certain specified matters presented to the stockholders or on all of such matters or upon the occurrence of any specified event or condition. On our liquidation, dissolution or winding up, the holders of serial preferred stock may be entitled to receive preferential cash distributions fixed by our board when creating the particular series thereof before the holders of our common stock are entitled to receive anything. Serial preferred stock authorized by our board of directors could be redeemable or convertible into shares of any other class or series of our capital stock.

     The issuance of serial preferred stock by our board of directors could adversely affect the rights of holders of our common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. The issuance of serial preferred stock could be used to discourage or prevent efforts to acquire control of us through the acquisition of shares of our common stock.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, 40 Wall Street, New York, New York 10005. American Stock Transfer's telephone number is (212) 936-5100.


                                     EXPERTS

     Our consolidated financial statements as of December 31, 1999, and for the two years then ended, have been incorporated by reference from our Annual Report on Form 10-KSB for the year ended December 31, 1999 in this prospectus and in the registration statement in reliance upon the report of Richard A. Eisner & Company, LLP, independent auditors, on their audit of our financial statements, and, in part, on the report of Ernst & Young, independent auditors of the financial statements of one of our wholly owned subsidiaries, Serif (Europe) Limited, as of December 31, 1999 and for the two years then ended, incorporated by reference herein, given upon the authority of these firms as experts in accounting and auditing. The report of Richard A. Eisner & Company, LLP covering the December 31, 1999 consolidated financial statements also contains an emphasis paragraph discussing a federal income tax matter.

     The combined financial statements of PWR Systems as of December 31, 1999 and 1998 and for the two years then ended, incorporated by reference from our Annual Report on Form 10- KSB for the year ended December 31, 1999, have been audited by Deloitte & Touche LLP, independent auditors, given upon the authority of this firm as experts in accounting and auditing.

     The consolidated financial statements of Renaissance Computer Art Center, Inc. as of December 31, 1999, and for the year then ended, have been incorporated by reference from our Annual Report on Form 10-KSB for the year ended December 31, 1999 in this prospectus and in the registration statement in reliance upon the report of Richard A. Eisner
& Company, LLP, independent auditors, given upon the authority of this firm as experts in accounting and auditing.

     The financial statements of Junction 15 as of December 31, 1999, and for the year then ended, have been incorporated by reference in this prospectus and in the registration statement in reliance upon the report of Silver Levene, independent auditors, given upon the authority of this firm as experts in accounting and auditing.


                                  LEGAL MATTERS

     The validity of our common stock offered hereby will be passed upon for us by Kaufman & Moomjian, LLC, Mitchel Field, New York. Neil M. Kaufman, Esq., one of our directors and a member of Kaufman & Moomjian, LLC, owns 56,737 shares of our common stock and options to purchase 340,000 shares of our common stock. In addition, another member of Kaufman & Moomjian, LLC owns 2,500 shares of our common stock and options to purchase 33,000 shares of our common stock.

================================================================================

PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH DIFFERENT OR ADDITIONAL INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY IN ANY JURISDICTION WHERE SUCH OFFER, OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SHARES.

                                  ----------------




                                TABLE OF CONTENTS


Where you can find more information. . . . . . . . . . . . . . . . . . . . .   2
Our business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Risk factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Forward-looking statements . . . . . . . . . . . . . . . . . . . . . . . . .  11
Use of proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Price range of common stock. . . . . . . . . . . . . . . . . . . . . . . . .  12
Dividend policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Selling securityholders. . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Plan of distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Description of capital stock . . . . . . . . . . . . . . . . . . . . . . . .  15
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Legal matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19



================================================================================



================================================================================





                                 311,518 shares






                                  VIZACOM INC.


                                 --------------

                                   Prospectus

                                 --------------









                               ---------------
                                               , 2000




================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the distribution, all of which are to be borne by the Registrant, are as follows:

SEC Registration Fee . . . . . . . . . . . . . . . . . . . . .     $    119.00
Blue Sky Fees and Expenses . . . . . . . . . . . . . . . . . .        5,000.00 *
Accounting Fees and Expenses . . . . . . . . . . . . . . . . .        5,000.00 *
Legal Fees and Expenses. . . . . . . . . . . . . . . . . . . .       20,000.00 *
Printing and Engraving . . . . . . . . . . . . . . . . . . . .        1,000.00 *
Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . .        3,881.00 *
                                                                   -----------
Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $ 35,000.00 *
--------------
*   Estimated


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the provisions of the Certificate of Incorporation and By-Laws of the Registrant, each person who is or was a director or officer of Registrant shall be indemnified by the Registrant as of right to the fullest extent permitted or authorized by the General Corporation Law of Delaware. Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against such person by reason of the fact that such person is a director or officer of the Registrant, such person shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit, or if a criminal suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful. If unsuccessful in defense of a suit brought by or in the right of the Registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of such person's duty to the Registrant, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to be indemnified for such expenses.

     The officers and directors of the Registrant are covered by officers' and directors' liability insurance. The policy coverage is $3,000,000, which includes reimbursement for costs and fees. There is a maximum aggregate deductible for each loss under the policy of $200,000. The Registrant has entered into Indemnification Agreements with each of its executive officers and directors. The Agreements provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, as defined, including amounts paid in settlement by or on behalf of an Indemnitee, as defined.


ITEM 16.  EXHIBITS.

Number    Description
------    -----------
3.1 Composite of Certificate of Incorporation of the Company, as amended to date. (Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K (Date of Report: July 1, 1999) (Commission File Number: 1-14076), filed with the Commission on July 15, 1999.).
3.2       By-laws of the Company, as amended.  (Incorporated by reference to
          Exhibit 3.3 to the Company's Annual Report on Form 10-KSB (Commission File Number: 1-14076), for the year ended December 31, 1997, filed with the Commission on April 16, 1998.).
4         Specimen Common Stock Certificate.  (Incorporated by reference to
          Exhibit 4.1 to the Company's Annual Report on Form 10-KSB (Commission File Number: 1-14076), for the year ended December 31, 1997, filed with the Commission on April 15, 1998.).
5         Opinion and consent of Kaufman & Moomjian, LLC.
23.1      Consent of Ernst & Young.
23.2      Consent of Richard A. Eisner & Company, LLP.
23.3      Consent of Silver Levene.
23.4      Consent of Deloitte & Touche, LLP.
23.5 Consent of Kaufman & Moomjian, LLC. (Included in legal opinion filed as Exhibit 5.).
24 Powers of Attorney (set forth on the "Signatures" page to this Registration Statement).


ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any of the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
         -    (a) include any prospectus  required by Section  10(a)(3) of the Securities  Act;
         - (b) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in
              the  aggregate,   represent  a fundamental  change in the
              information set forth in the Registration Statement; notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)
              if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration
              Fee" table in the effective Registration Statement; and
              (c) Include any  material  information  with  respect to the plan of  distribution  not  previously  disclosed in the
              Registration Statement  or  any  material   change  to  such
              information  in  the Registration Statement;

    provided, however, the undertakings set forth in clauses (1)(a) and (1)(b) above shall not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
    Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

    (2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

     The Registrant hereby further undertakes that it will for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

     The Registrant hereby further undertakes that, for purposes of determining liability under the Securities Act, each of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The Registrant hereby further undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Teaneck, State of New Jersey, this 2nd day of October, 2000.

                                                    VIZACOM INC.

                                       By:         /s/ Mark E. Leininger
                                           -------------------------------------
                                                    Mark E. Leininger
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on October 2, 2000 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Mark E. Leininger and Marc E. Jaffe, and each of them, with full power of substitution, his/her true and lawful attorney-in-fact and agent to do any and all acts and things in his/her name and on his/her behalf in his/her capacities indicated below which either of them may deem necessary or advisable to enable Vizacom Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for him/her in his/her name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


     /s/ Mark E. Leininger     President, Chief Executive Officer and Director
-----------------------------  (Principal Executive Officer)
    Mark E. Leininger


   /s/ Alan W. Schoenbart      Vice President - Finance, Chief Financial Officer
-----------------------------  (Principal Accounting and Financial Officer)
     Alan W. Schoenbart


    /s/ Marc E. Jaffe          Chairman of the Board, Secretary and Director
-----------------------------
     Marc E. Jaffe


  /s/ Vincent DiSpigno         Director, Vice President and Chief Operating
-----------------------------  Officer
     Vincent DiSpigno

                               Director, Vice President and Chief Information
-----------------------------  Officer
      David N. Salav

  /s/ Norman  W. Alexander     Director
-----------------------------
   Norman W. Alexander


  /s/ Neil M. Kaufman          Director
-----------------------------
      Neil M. Kaufman

  /s/ Francis X. Murphy        Director
-----------------------------
    Francis X. Murphy

                                  EXHIBIT INDEX

Number    Description
------    -----------
3.1 Composite of Certificate of Incorporation of the Company, as amended to date. (Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K (Date of Report: July 1, 1999) (Commission File Number: 1-14076), filed with the Commission on July 15, 1999.).
3.2       By-laws of the Company, as amended.  (Incorporated by reference to
          Exhibit 3.3 to the Company's Annual Report on Form 10-KSB (Commission File Number: 1-14076), for the year ended December 31, 1997, filed with the Commission on April 16, 1998.).
4         Specimen Common Stock Certificate.  (Incorporated by reference to
          Exhibit 4.1 to the Company's Annual Report on Form 10-KSB (Commission File Number: 1-14076), for the year ended December 31, 1997, filed with the Commission on April 15, 1998.).
5         Opinion and consent of Kaufman & Moomjian, LLC.
23.1      Consent of Ernst & Young.
23.2      Consent of Richard A. Eisner & Company, LLP.
23.3      Consent of Silver Levene.
23.4      Consent of Deloitte & Touche, LLP.
23.5 Consent of Kaufman & Moomjian, LLC. (Included in legal opinion filed as Exhibit 5.).
24 Powers of Attorney (set forth on the "Signatures" page to this Registration Statement).